UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2018

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2018, Athenex, Inc. (the “Company”) and PharmaEssentia Corp. (“PharmaEssentia”) entered into a second amendment to their December 2013 out-licensing agreement of Oraxol and Oratecan, which was previously amended in December 2016. In addition to those products, this amendment (the “Amendment”) provides for PharmaEssentia to license Oradoxel from the Company for use in Singapore, Taiwan and Vietnam. The Company will receive a payment of $2.0 million from PharmaEssentia on or prior to December 15, 2018 in consideration for entering into the Amendment. In addition, the Amendment provides for the Company to receive up to $8.5 million in additional development and regulatory milestone payments related to Oradoxel.

The Company intends to file the Amendment with its Annual Report on Form 10-K for the fiscal year ending December 31, 2018.

In addition to the December 2013 out-licensing agreement, the Company and PharmaEssentia are also party to an out-licensing agreement for KX-01 and KX-02 for use in treating psoriasis or other non-malignant skin conditions in a territory that includes China, Taiwan, Macau, Hong Kong, Singapore and Malaysia. The Company also owns 68,000 shares of PharmaEssentia, which is a company publicly traded on the Taiwan OTC Exchange.

Item 8.01	Other Events.

On November 29, 2018, the Company issued a press release to report entering into the Amendment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company on November 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: December 4, 2018	/s/ Randoll Sze
	Name:	Randoll Sze
	Title:	Chief Financial Officer